UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 1, 2012

M.D.C. Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-8951	84-0622967
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

4350 South Monaco Street, Suite 500, Denver, Colorado 80237

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (303) 773-1100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.08 SHAREHOLDER DIRECTOR NOMINATIONS

The 2013 annual meeting of shareholders of M.D.C. Holdings, Inc., a Delaware corporation (the “Company”) has been scheduled for Monday, March 18, 2013 (the “Annual Meeting”) at 8:00 a.m. at the Company’s principal offices, 4350 S. Monaco St., Denver, CO 80237. This schedule was approved by the Company’s Board of Directors on November 1, 2012. The date of the Annual Meeting has changed by more than 30 days from the anniversary of the Company’s 2012 annual meeting of shareholders.

In accordance with Rule 14a-5(f) and Rule 14a-8(e) under the Securities Exchange Act of 1934, as amended, the deadline for receipt of shareholder proposals for inclusion in the Company’s proxy statement for the Annual Meeting pursuant to Rule 14a-8 will remain at December 5, 2012, the date previously disclosed in the Company’s 2012 proxy statement. In order for a proposal under Rule 14a-8 to be timely, it must be received by the Company at its principal offices by December 5, 2012 and be directed to the attention of the Corporate Secretary.

Regarding shareholder proposals submitted outside the processes of Rule 14a-8, in accordance with the terms and conditions of the Company’s Bylaws, notice of shareholder proposals or shareholder director nominations must be received at the Company’s principal offices between December 19, 2012 and January 17, 2013, which is not more than 90 days and not less than 60 days before the Annual Meeting. Such notices shall set forth the information required by the Bylaws, as disclosed in the Company’s 2012 proxy statement, and are to be directed to the attention of the Corporate Secretary.

If notice of a proposal is not submitted in writing and received by the Company at its principal offices by the relevant date described above, then the proposal will be deemed untimely under Rule 14a-4 under the Securities Exchange Act of 1934 and the persons appointed as the Company’s proxies will have the right to exercise discretionary voting authority with respect to the proposal.

ITEM 8.01 OTHER EVENTS

The information set forth under Item 5.08 is incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

M.D.C. HOLDINGS, INC.

Dated: November 7, 2012	By:	/s/ Joseph H. Fretz
Joseph H. Fretz Secretary and Corporate Counsel

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